                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 25, 2004 with respect to the financial statements and schedule of Nalco Holdings LLC as of December 31, 2003 and for the period from November 4, 2003 through December 31, 2003 (Successor) and Ondeo Nalco
Group as of December 31, 2002 and for the year then ended and for the period from January 1, 2003 through November 4, 2003 (Predecessor), included in the
Registration Statement (Form S-4) and related Prospectus of Nalco Company dated
May 14, 2004.

/s/ Ernst & Young LLP

Chicago, Illinois
May 14, 2004